Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
C4 Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculations of Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, $0.0001 par value(3)	457(r)	$—	$—	$—	0.0001102	$—
Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value(4)	457(r)	$—	$—	$—	0.0001102	$—
Fees to Be Paid	Debt	Debt Securities(5)	457(r)	$—	$—	$—	0.0001102	$—
Fees to Be Paid	Equity	Warrants(6)	457(r)	$—	$—	$—	0.0001102	$—
Fees to Be Paid	Equity	Units (7)	457(r)	$—	$—	$—	0.0001102	$—
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$200,000,000	$—	$200,000,000	0.0001102	$22,040
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	457(b)	$200,000,000 (8)	__	$200,000,000		$18,540
	Total Registration Fee:			$400,000,000		$400,000,000		$40,580
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$400,000,000		$40,580
	Total Fees Previously Paid							$18,540
	Total Fee Offsets
	Net Fee Due							$22,040

(1)     The amount to be registered consists of up to $400,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)    The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)    Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(4)    Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(5)    Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)    Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(7)    Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(8)    The registrant previously paid a fee of $18,540 related to $200,000,000 of the registrant’s shares of common stock that may be issued and sold under a certain sales agreement with Cowen and Company LLC pursuant to a registration statement on Form S-3ASR that was filed by the Registrant on November 10, 2021. Of such shares of common stock, all $200,000,000 remain unsold, and the registration fee in the amount of $18,540 related thereto is applied to the registrant’s total registration fee. Accordingly, only $22,040 in additional registration fees is due to be paid at this time.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources	C4 Therapeutics, Inc.	S-3 ASR	333-260972		November 10, 2021						$18,540
Rule 457(p)
Fee Offset Claims
Fee Offset Sources